Exhibit 99.3

TRANSCRIPT OF SEMTECH CONFERENCE CALL, HELD ON AUGUST 2, 2022 AT 3 P.M. PT

Operator:

Greetings. Welcome to Semtech’s investor conference. Speakers for today’s call will be Mohan Maheswaran, Semtech’s President and Chief Executive Officer; and Emeka Chukwu, Semtech’s Executive Vice President and Chief Financial Officer. At this time, all participants are in a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star zero on your telephone keypad. Please note this conference is being recorded. I will now turn the call over to Semtech’s Executive Vice President and Chief Financial Officer, Emeka Chukwu. Thank you. You may begin.

Emeka Chukwu:

Thank you, operator. The press release announcing Semtech’s intent to acquire Sierra Wireless was issued after the market close today, and it’s available on our website at semtech.com. Today’s call will include forward looking statements that include risks and uncertainties that could cause actual results to differ materially from statements shared today. For a more detailed discussion of these risks and uncertainties, please review the safe harbor statement included in today’s press release.

As a reminder, comments made on today’s call are correct as of today only, and Semtech undertakes no obligation to update the information from this call should, should facts or circumstances change. I will now hand the call over to Mohan.

Mohan Maheswaran:

Thank you, Emeka. Good afternoon, everyone. Today we completed a definitive agreement to acquire Sierra Wireless for $31 per share in an all-cash transaction valued at approximately 1.2 billion US Dollars. We are delighted to be entering into this important and exciting transaction for many reasons, some of which we will discuss on this call. We will provide additional details on our quarterly earnings call on August 31st and further financial guidance after the transaction closes later in the year.

The acquisition of Sierra Wireless will bring together the ultra low power, long range, and network flexibility benefits of LoRa technology together with the low latency, high bandwidth, and global network coverage benefits of cellular technology along with a uniquely differentiated chip to cloud services platform that will bring IoT deployment simplification to the entire IoT industry. The acquisition will approximately double the scale of Semtech and increase our anticipated growth rate to an approximate 15% CAGR for the company over the next five years. At close, our revenue will reach approximately $1.5 billion and we have increased our new five-year target to $3 billion. We expect the acquisition to be immediately accretive to our non-GAAP earnings at closing.

Sierra Wireless is a leading IoT solution provider that delivers cellular based modules, gateways, and advanced cloud services to the broad IoT market globally. Their IoT cloud software platform offers device management, network management, and end-to-end security to enable the digitization of industrial assets. The company has over 25 years of expertise in cellular technologies, and today has a complete portfolio of cellular IoT modules supporting leading protocols and a portfolio of mission critical IoT, enterprise gateways, and a cloud software and services platform that delivers greater than a hundred million dollars of recurring revenues annually.

Sierra Wireless sells and supports products into a broad range of OEMs, system integrators, and solution providers in over 200 countries today. Headquartered in Vancouver, Canada, with major design centers in Canada, India, and France, we believe that Sierra Wireless is an extremely good fit strategically and culturally, and we are very excited by both the short-term and the long-term opportunities that the acquisition brings to Semtech.

Sierra Wireless has been on a transformation journey over the past few years, shifting their business to a full IoT platform offering. And I believe they have done an exceptional job. Their revenue has grown substantially both with the market and due to the incredible efforts of their team. They have put a strong focus on improving operating margins through improved execution and efficiencies, all while continuing to deliver excellent customer satisfaction. While Sierra’s financial model is different than Semtech’s, we believe the combined business, together with innovative new products we will deliver in the future, will support the continuation of Semtech’s financial model.

As a pioneer in the IoT managed service business, Sierra’s horizontal cloud platform service supports all of Sierra’s products and offers full device to cloud management support. Sierra’s cloud software supports customers in over 164 countries, offering device management, manage connectivity, and end-to-end security from the device through the network edge and in the cloud. Combining these capabilities with Semtech’s LoRa Cloud platform will make it even easier to connect, manage, and move data from LoRa-based sensors to existing networks, and to the multi radio networks of the future. A combined management platform supporting all protocols, device connectivity, and network management services accessible through a single, easy-to-use platform will enable our customers to simplify their IoT deployments. The combination will eventually enable a suite of cloud microservices, including end-to-end security, indoor and outdoor geolocation, device management and provisioning, and network management. These additional features will further enhance the benefits and advantages of LoRa and enable our customers to better optimize their end-to-end IoT applications and use cases for the lowest power. I am confident this unique capability will support significant growth in managed services and provide a healthy recurring revenue stream in the future.

Companies globally are adopting cellular and LoRa connectivity solutions to connect ultra low power sensor networks to the cloud to improve operational efficiencies, reduce waste, manage our natural resources, and enable numerous other smarter planet objectives. Sierra Wireless works with its customers to develop the right industry-specific solution for their IoT deployments, whether this is an integrated solution to help connect edge devices to the cloud, a software API service to manage processes with billions of connected assets, or a platform to extract real time data to improve business decisions.

The combination of optimizing LoRa and cellular technology is a highly strategic decision to position Semtech as the leader in the fast growing it IoT market. Our vision is to be the premier chip to cloud IoT platform provider that helps our customers accelerate their digital transition to the internet of everything for all use cases globally. This acquisition comes at a very important time in the market as we believe the world is at a critical inflection point in utilizing technology solutions to enable a smarter and more sustainable planet. The world needs the digital transition to a smarter planet to move quickly. And our customers need IoT solutions that simplify their deployments. I’m optimistic that with this transaction, we will be able to accelerate new IoT solutions that enable our customers to create and deploy new IoT use cases rapidly.

Once completed, this acquisition immediately expands Semtech’s addressable market. With the addition of the Sierra Wireless business, we have expanded our market access to almost $13 billion of which $10 billion is the IoT market, an almost 10X growth by 2027. The LoRa business continues to grow nicely, reaching new growth and adoption records each quarter. The Sierra Wireless acquisition will significantly benefit the LoRa business through access to Sierra’s broader established IoT channels and relationships with key enterprise customers and system integrators, as well as from the increasing opportunities in end markets where Sierra Wireless has strong market share. These include the energy and natural resource management, transport and logistics, industrial IoT, and the public safety and smart city segments.

With a strong culture of innovation and a strong engineering team, over 400 wireless patents, strong high bandwidth RF competencies, IoT systems, engineering competencies, and cloud microservices and software expertise added to Semtech’s Silicon and ultra low power RF competencies, we will create a very strong engineering team and comprehensive IoT portfolio for the future. Our two organizations will immediately begin to optimize and deliver a broader product portfolio and enhance service model to customers across a variety of use cases and markets. We are all excited to welcome the Sierra Wireless team to Semtech and to begin working more closely with them.

This acquisition will be the largest in Semtech’s history and will significantly expand our competencies, our portfolio, our engineering talent, and our SAM. The acquisition of Sierra Wireless will create a uniquely differentiated company that has leadership positions in several categories, and along with our signal integrity and protection businesses, we are now well positioned to accelerate growth nicely over the next five years.

Now, I would like to turn it over to Emeka to expand on the financial details of the acquisition – Emeka?

Emeka:

Thank you, Mohan, and good afternoon to everyone. Thank you all for joining us today. This truly is a transformational event in Semtech’s journey to enable a smarter and more sustainable planet. Jus to reiterate the announcement this afternoon, Semtech and Sierra Wireless boards of directors, each approved the definitive agreement under which Semtech will acquire all of the outstanding shares of Sierra Wireless for 31 US Dollars per share in an all-cash transaction, representing a total enterprise value of approximately 1.2 billion US Dollars. This is a compelling acquisition that we expect will approximately double annual revenue, significantly increase our market opportunity in IoT, and position us nicely towards our new long term annual revenue target of $3 billion by calendar year 2027. We are acquiring a high quality team that has been able to drive significant top line revenue growth while improving Sierra’s operations and profitability, positioning the Sierra wireless business for healthy long term growth.

With this acquisition, we create one of the largest and most comprehensive IoT portfolios in the industry, and we bring many new revenue opportunities to Semtech based on the complementary portfolios. As Mohan described, our vision of a comprehensive horizontal platform, IoT cloud services are a key element of this offering. And one of the fastest growth elements of IoT are approximately 10% to 15% annually. Sierra Wireless has done an excellent job building out the cloud services management platform that today has a recurring revenue and service stream of greater than $100 million a year, and that is poised for growth.

We expect that leveraging Sierra’s experience in cloud and software services will enable us to grow and accelerate our LoRa Cloud services revenue significantly. We expect to see LoRa adoption to further accelerate from Sierra’s established IoT channels, customer relationships, and the numeral use cases that this combination will enable. This acquisition will shift the profile of our current and long term revenues significantly in several important ways.

First, our wireless IoT business is about 21% of our annual revenue today, but immediately upon close, we represent approximately 54% on a performer business, providing a solid position for us to scale and grow from. The acquisition will significantly increase the mix of our revenue from the industrial market segment as well. And our revenue contribution market segment as well. And our revenue contribution from North America and Europe, thereby reducing our exposure to the consumer segment and to China. We believe that with these shifts, together with our strong balance sheet and the increasing purchasing power from our combined scale, we can drive lower manufacturing costs and further enhance our gross margin. We are currently estimating $40 million in run rate synergies from the elimination of dual public company costs, consolidation of business systems, and efficiencies from combining dual administrative functions and services. We expect to achieve these operational synergies over 12 to 18 months after the transaction closes. This transaction is expected to be immediately accretive to our non-GAAP earnings per share. We are also reiterating our long term non-GAAP gross margin target of 58 to 63%, and non -GAAP operating margin target of 32% to 36%.

The acquisition is expected to close during Semtech’s fiscal year 2023, subject to approval by Sierra Wireless shareholders, certain regulatory bodies, including the Supreme Court of British Columbia and other customer closing conditions. We intend to finance this transaction with the combination of internal cash and approximately $1.15 billion of committed debt financing from JP Morgan. We expect to have a debt leverage ratio of less than four times at the time the transaction closes, and we expect to pay it down quickly from a combination of profit growth, low capital intensity of the combined business, and strong cash flow generation.

In summary, we are thrilled with the world of possibilities that this transaction opens up to us. Combined with our protection products helping to minimize electronic waste and our signal integrity products, supporting low power expansion of bandwidth. We believe that our journey to enabling a smarter and more sustainable planet will be a financially rewarding journey for our employees, our shareholders, our customers, and our suppliers. Please note that along with our press release, we have posted a deal overview deck to our investor relations website that shares more on the deal specifics. With that, I will now hand the call back to the operator for operations – Operator?

Operator:

Thank you. If you would like to ask a question, please press star one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star two if you would like to remove your question from the queue. And for participants using speaker equipment, it may be necessary to pick up the handset before pressing the star keys. Our first question is from Tore Sandberg with Stiefel. Please proceed.

Tore:

Yes, thank you. And congratulations in the announcement. Just first one on the financials, so I appreciate that you are going to maintain your long term target for both gross margin and operating margin. I assume to get there, especially at $3 billion in revenue, you would have to have a very high percentage of revenue coming from software and services. So I guess my question is, today, the mix for Sierra is 70-30. How rapidly will that shift more towards software and services of the next few years?

Emeka:

Tori, thank you. This is Emeka. I think from the prepared remarks, you can see that we are really very excited about the opportunity to accelerate the growth of both the Sierra cloud and services revenue, but more importantly, the LoRa opportunity, the LoRa Cloud revenues that we’ve been talking about. I think this acquisition really gives us a very big confidence that we should be able to see more momentum in that business. And as you correctly pointed out, the growth in that business is going to be one of the key elements of getting us back to our long term gross margin target. We do believe that as we get to the $3 billion revenue target, that we would expect to see probably about 15% of that revenue coming from our cloud and services revenue.

Mohan:

Yeah, and let me add some color on that, Tori, in terms of the application side. So LoRa’s strength is really in the end nodes, the LoRa end nodes being extremely low power. And that device management side of knowing where a sensor is in terms of locating it, in terms of managing that sensor, in terms of the health of the sensor, in terms of the provisioning of the sensor, the security of the sensor, that’s really on the LoRa side. And then if you look at the network side and the cloud side, that’s really what Sierra Wireless cloud platform is doing today. So there’s a really a nice fit between the two, are offering customers, the ability to do end-to-end IoT cloud locationing and provisioning and end-to-end security. And we believe that’s game changing. So that’s kind of why we’re very bullish about their growth in the cloud side from this acquisition.

Tore:

Very good. And as my follow up question, Sierra, obviously, they sell systems and I assume they probably buy semiconductors, right. So it is there a role there where you will try and maybe display some suppliers in the favor of your product? Obviously, LoRa’s very different from the [inaudible 00:20:25], right. But just trying to understand the dynamics there as you become more and more of a vertically integrated company.

Mohan:

Yeah. So the initial concept and idea is actually to include more LoRa devices into modules and into systems, whether they be gateways or whether they be whatever system it is. That’s the initial concept. I think obviously, there’s also opportunities in the future to do more different types of technologies, multiple radios and how they work. But I think the priority is going to be on the integration of LoRa and cellular modules and then the cloud services aspect of the business.

Tore:

Great. Just one last logistics one, is this going to require China approval?

Mohan:

No, we don’t.

Emeka:

I don’t think so.

Tore:

Okay, great. Thank you very much.

Operator:

Our next question is from Craig Ellis with B. Riley Securities, please proceed.

Craig:

Yeah. Thanks for taking the question and congratulations on the announcement, guys. I wanted to start by taking a different approach at one of the things that Tore inquired about, which is gross margins. So if we look at where the proforma business is at 51%, to the low end of the target model range of 58%, that’s about 700 basis points of gross margin expansion. Emeka, can you just break down what the bigger execution items are to get to that? You talked about the software and services, but I imagine that’s not all of the path to close that 700 basis-point gap. How much is COGS optimization? How much is other items as we think about the path back to 58?

Emeka:

So Craig, with regards to the gross margin expansion, our expectation is that it’s going to be a steady expansion back to our target range. Like I said in the prepared remarks, there are three key vectors of this gross margin expansion. I think the growth in the cloud services and software services revenue is going to be a key contributor, as you can imagine, with very high gross margins. And like Mohan said, we’re very bullish that will see the attraction that we’re expecting. We’ve actually started seeing certain opportunities, but we have to harness that and give you more color on that as we have our future calls. The second driver for the gross margin is just going to be, just being able to sell more LoRa devices into some of our cellular SAM. Getting more LoRa chips you into the modules that they have out there, that is also going to help lift the gross margin.

Emeka:

And then we do know that there are opportunities that we’ve actually seen that can help where we can help improve certain things and bring some operational efficiencies. So if I were to rank all the contributors to the gross margin expansion, I would expect the primary one to be the improvement in the LoRa Cloud. Not just the LoRa Cloud, but the overall cloud and services revenue. Then the growth in adoption of LoRa by being integrated more into the modules that Sierra is selling and then the operational efficiencies. But the more immediate opportunity now is going to be the operational efficiencies.

Craig:

Got it. And then just to understand some of the things that you need to execute on the first item where driving greater cloud and software and services, I know you’re bullish, but what are the execution items to drive that? Is it awareness through, say, the LoRa Alliance, is it development kits? What are the things that the companies will have to execute on to achieve that then? And on the second item, if we’re adding content into a cellular SAM, by definition, the BOM cost is going up. So for some customers, the ROI would go down. And how do we think about kind of the pros and cons if BOM costs are going up to end points and greater end point units?

Mohan:

Yeah. So Craig, let me touch on both of those. So on the cloud side.

Craig:

Thanks.

Mohan:

We have our own cloud services platform that we started. Sierra has a very significant cloud platform that they’ve had for some time. And it’s been in the market for some time and they’re generating significant revenues from that platform. So the first challenge is really to bring those together. Obviously, as I mentioned, the end modes themselves, and being able to manage those type of end devices as well as the network offers a great advantage to customers. And so that’s really what the priority will be, is bringing the cloud platforms together.

Mohan:

Adding to that, the capability to do device management and geolocation and some other microservices. That’s really the vision, and I think it’s going to be a very, very powerful platform once we execute on that. And then going to the module side, actually it’s really straightforward because we have customers today, a lot of customers who are using LoRa sensors as the kind of a low power sensor networks. But the back haul is in a gateway or something like that, that has cellular back haul or Wi-Fi back haul or internet back haul. And cellular is definitely the platform of choice and the technology of choice and the network of choice for mobile assets, for mission critical assets and things like that.

Mohan:

So we already have a lot of those customers. That was really the trigger for this type of assessment and acquisition, which is that customers have been telling us for a while that the network coverage of cellular is really something that’s never going to go away. It’s going to be there for a long time. It’s very complimentary to the LoRaWAN networks and the LoRa devices. And therefore, it kind of makes sense to try to bring those two technologies together and that’s what we’re doing.

Craig:

That’s really helpful, Mohan. Thanks for that. And can I just follow up because it raises an issue that’s come up in investor conversations, is they’ve called in, and that is on the current Sierra Wireless portfolio. There has been some recent portfolio pruning. As you look at what’s really strategic to driving synergies off of this deal and driving future quality growth back into your target model, is there room for further portfolio rationalization? If so, can you provide any color on the potential magnitude and timing for when that might occur?

Mohan:

Yeah, that perhaps is, Craig. I don’t know. The devil’s in the details on this, but I would look at it more from the standpoint of, it opens up more IoT use cases. There’s almost every use case you can imagine now that is really a target for both LoRa and cellular, when you bring them two technologies together. LoRa is putting the two technologies together. LoRa is am extremely good control plane. It really is extremely low-power, can be used to be a trigger point for bring on and connect higher bandwidth technologies, so that’s one application kind of value. Another application value is the back call, as I mentioned. There’s so many different opportunities here that I think the way I think about it and the way I think the market should think about is, as IoT evolves, there are really many, many use cases that will use both multi-radio approach, including other technologies as well, and that means that we’re going to see a kind of a plethora of different use cases emerge that use these technologies, and that’s what we’re excited about.

We have seen over the last 10 years, how IoT has evolved as we’ve grown LoRa, and we’ve seen the use cases, and we’ve seen the need for network coverage, and we’ve seen the need for, in some cases, very low latency, high bandwidth applications, and we’ve seen the need for cloud-based services, and so all of this kind of really drove us to, well, we’re doing everything organically. This is an opportunity to accelerate a lot of those capabilities, and so that’s what we’re doing.

Craig:

Yep, totally agree that the pie is very significant and growing rapidly, and it seems like you are scaling up to attack that. Let me ask two more housekeeping questions if I could, before I hop back in the queue. The first would be just on cost savings. Emeka, I think you said 40 million, and I thought that was reduced public company costs, so if so, why wouldn’t cost savings be a little bit higher? And then secondly, Emeka, can you just reconfirm the exact amount of debt and what we should expect on cost of debt associated with the deal? Thank you guys.

Emeka:

All right. With regards to the savings, as you can imagine, Craig, we still have to get in there and see everything else that is possible, but from the earlier results of what we have looked at, we see opportunities with regards to public company cost. We see opportunities with regards to functions that are duplicative of each order, right? There will probably be additional opportunities as we get in there for a little bit more synergies on the manufacturing side, being able to leverage our strong cash position and our new scale to see what we can do in terms of some of the manufacturing expenses, so we’re very hopeful that maybe we can find more in terms of opportunities for savings, but at this point, this is what we have been able to get our arms around.

I think your other question was how much debt we’re going to have. I think in my prepared remarks, I said we are bringing on new debt of approximately $1.2 million to help us fund the transaction in addition to cash that we have on our balance sheet, and with regards to the cost of capital, it is tough to say at this point, because we still have to go into the credit markets and talk to our commercial banking partners and to the institutional lenders out there, so I don’t have a number to give you, but our expectation is that whatever we end up with, it’s going to be very competitive.

Craig:

Would you expect to use term loans, Emeka? Are you going to turn this up on longer-term debt?

Emeka:

We’re still working through all of that, and the good news here is that are all the options are available to us.

Craig:

Got it. Thanks, guys.

Operator:

Our next question is from Scott Searle with ROTH Capital. Please proceed.

Scott Searle:

Good afternoon. Thanks for taking my questions. Hey, Mohan, I think you kind of hit on this on answering the last question, but are you planning to keep all of the businesses as core? Certainly cellular modules in terms of complimenting what you’re doing from an IoT connectivity standpoint with LoRa, the IoT platform business, but Gateway seemed like it had been maybe a little bit of an outlier, but now you’re talking about that in terms of the overall solution, so is the plan to keep all three businesses or is that still to be determined?

Mohan:

Yeah, it’s still to be determined, Scott, and one of the reasons is that in IoT, there are use cases where mission critical gateways are required, for example, and that’s what Sierra does and they do it extremely well. They’re very high quality. They’re very well known. It’s very, very tough for an average Gateway guy to do those type of products, and so you have to... We have to look at each use case and each application, and then as I mentioned, the application with LoRa and to kind of figure out whether there’s value in keeping that. Our goal is just very simple. It’s to simplify IoT deployments across the planet, and in that way, sometimes when you think about it that way, you say, “Well, how do you do that? What’s the idea?” And the thing that you want to do is to take all of the hardware implementation, as much as you can, away from the end deployment and leave it into the cloud and software and those type of things.

So some of these things, really, to answer your question, we’re going to have to look at it on a case by case basis and determine, are there some use cases which if they’re big enough and they’re profitable enough and they’re strategic enough, that they warrant keeping some of the businesses that Sierra had, so it’s early days for that, Scott.

Scott Searle:

Okay, fair enough. And if I could, the multi-radio approach to solutions right now, I’m wondering if you’re seeing a lot of customers at the current time that are looking for combined lower-end cellular, not necessarily in the same device, but in the overall solution that you’re bringing to the party, right? And now you can bring the platform as well. And if I could just make a follow-up on the gross margins, to get the 58%, again, require some mixed issues, but near-term cellular modules tends to be a challenge, gross margin business, and it tends to be a lot of strength right now in terms of what we’re seeing in the marketplace. I’m wondering if you’re contemplating... Is part of that gross margin journey and expansion hardware as a service where you kind of blended that into a leased module, a leased hardware model as well? Thanks guys. Congratulations.

Mohan:

Yeah, so Scott, let me talk about the multi-radio platform aspect. It’s really the customers that drove this acquisition. When I look at the different use cases, whether it’s utilities, smart cities, asset tracking, logistics, as I mentioned, cellular networks are everywhere. They’re not going away. They provide a very good back haul for all the LoRa sensor devices and low-power sensor networks that are out there, so, yeah, I think that we already have many, many use cases where we’re already using LoRa and we already have cellular connectivity in the same module or the same gateway or the same system, and as I mentioned, I think there’s going to be a plethora of new use cases as cellular connectivity continues to grow and expand. I can see in asset tracking, logistics, for sure, some of these utilities. There’s many use cases. So yeah, to answer your question, I think that’s just going to continue, and it really is customer-driven.

Emeka:

And with regards to your question on hardware as a service, in my prepared remarks I talked about the acquisition opening up a lot of possibilities for us, right? Our business models are going to evolve. We’re really very excited about what we see ahead of us. We know we are going to definitely pursue a combination of revenue growth and gross margin expansion, so we’ll talk a little bit more and provide more specifics as we go forward here as to which ways that we’re going to go.

Scott Searle:

Great. Thank you.

Operator:

Our next question is from Quinn Bolton with Needham Company. Please proceed.

Quinn:

Hey guys, I hope you can hear me. I’m on a train so I... it’s a bad connection, but I wanted to follow up on Scott’s question about the multi-radio applications. You guys... Years and years have sort of touted the benefits of LoRa relative to cellular. LoRa’s longer range, lower power, lower cost, and so I guess I scratched my head a little bit about picking up a cellular end node sort of capability where you sort of said, LoRa is better-positioned. So I get the cellular is a better back haul solution, but can you give us a sense, how much of Sierra Wireless business today is cellular modems for end node... Where... Could be a better...

Mohan:

Yeah, Quinn, you were cutting in and out there, but I got the gist of the question, and it is very clear to me that LoRa is extremely successful and doing very well on the end node devices and cellular from a networking standpoint. In other words, back haul, back to the cloud, is doing extremely well also, and so, yeah, there are some use cases where the end device has a cellular connectivity, typically where it’s moving maybe, or where it’s a mission critical kind of use case, but a lot of the use cases I think are going to be LoRa end nodes and then aggregation points being settle up. Remember, cellular networks are already there, and they’re going to continue to proliferate, so whereas we’ve been very aggressive and done a fantastic job, really, of building out LoRaWAN networks, but still when it comes to a lot of IoT use cases, I think the advantage of having a cellular network as an option there to connect to, I think is really quite important for IoT simplification and kind of acceleration of IOT use cases.

So LoRa’s not going anywhere, LoRaWAN networks is going to be continue to grow, but I think it’s complimentary, and so that’s the way we are looking at it, so LoRaWAN and cellular is really a complimentary technology, and we’ve always viewed it that way, to be honest with you. LoRa is really perfect for very low-power, long-range, network flexibility, low cost, low-power sensor networks. Cellular is really a perfect solution for low-latency, high-bandwidth, kind of established networks, obviously mission critical, and where the cost is a little bit higher, so I think it’s a good compliment, and that’s the way we see it.

Quinn:

Thank you, Mohan. This second question is for Emeka. Give some sense... I know Semtech’s LoRa microservices... Really 100% gross margin. Is that the right gross margin range be thinking about Sierra [inaudible 00:39:38]?

Mohan:

I think-

Quinn:

[inaudible 00:39:42] explained it?

Emeka:

I think when you cut off you were trying to get an assessment?

Mohan:

Yeah, I think of the cloud services.

Emeka:

Of the cloud services, yeah. So I think what I can tell you, Quinn, is that the LoRa Cloud services, the gross margins are pretty high. I don’t know that it’s 100% but it’s very high, and the Sierra cloud services and their software service also has very high gross margins as well.

Quinn:

Thank you, Emeka.

Operator:

Our next question is from Harsh Kumar with Piper Sandler. Please proceed.

Harsh Kumar:

Yeah. Hey guys, first of all, congratulations on the deal. Mohan and Emeka, I’ve been a big fan of LoRa, but at this point I’m struggling to understand why a customer would need both LoRa and wireless on the same board, and I think Mohan you said on the product side this would be a big driver for you to drive LoRa in, but if they already have wireless, they already have the bandwidth, the ability to charge, so on and so forth. You wouldn’t really need LoRa. And if you had LoRa, you’ve got the... My understanding is five to 10 mile radius. You shouldn’t in theory need cellular. So maybe you could maybe help me understand. Maybe I’m not looking at it correctly, but maybe help me understand that. Then I had a question on the margins.

Mohan:

Yeah, so Harsh, LoRa can operate standalone. That is true. Cellular can operate standalone. What we have seen, though, over the last five years is that most use cases are using a combination of radio. So for example, LoRa’s value is in the end device, in the end node where the sensor power, for example, can be extremely low. Now, the range is long, as you rightly point out, but now when you connect a million sensors together and you have a gateway that needs to provide a network back haul, cellular is actually a good option, and we see many customers doing that. We also... For asset tracking purposes for mobility, where there’s a network, sometimes there’s a LoRaWAN network, but sometimes there isn’t. Cellular is pretty much everywhere, and so what we are really saying is that whereas pretty much everywhere. And so, what we are really saying is that this network bottleneck, if you like, is no longer going to be a bottleneck for LoRa and LoRaWAN connectivity. I think that’s the way to think about it, is that cellular and LoRaWAN can work together and really live together because they have different values that they bring. We’ve been very much, over the years, thinking that LoRaWAN can basically run and take on all IoT use cases. But what we found over the globe is that there are a lot of areas where we just don’t have the network coverage. And for asset tracking and logistics, for example, I think being able to just switch on a cellular connectivity, I think is very valuable. So that’s really the way to think about it.

Harsh Kumar:

That’s fair, Mohan. Thank you for that explanation. I’m going to apologize. It’s the middle of the morning, so I didn’t get a chance to look at Sierra Wireless’s numbers in tremendous detail, but my understanding is they’re running at 51% gross. And I think you said you’re going to take out 40 million out of the mix in terms of company savings. And so, that’ll help you out. How close do you think that 40 million, or let’s say even if that 40 million becomes 45 or 50 million, how close do you think that gets you to your long-term goal on an up margin basis? And then, it sounds like you’ll need Cloud services to take off to fill the gap in, right? Am I thinking about that correctly?

Emeka:

Yeah. Let me just think at the 51% you refer to, is that a gross margin on a performer basis after the deal closes, right?

Harsh Kumar:

Yes.

Emeka:

And so, Harsh, it is very simple. As with most stories of gross margin expansion, it’s going to be mostly driven by the mix of revenue. So we’ve talked about seeing a higher revenue contribution from the Cloud and services revenue, but for ours and also for Sierra Wireless’s. And then, just being able to see LoRa being sold into more cellular-based modules out there, of course, LoRa being a very nice high gross margin, that would be accretive to gross margin.

And I also talked about the fact that we think there are some operational efficiencies that we can bring to the manufacturing flow and things like that. Taking advantage of our cash position, taking advantage of the new scale that we have as a combined company, to be able to drive some of these efficiencies that we’re thinking about. So, as you can imagine, this is early days. We’ve done a lot of work, but it’s not the same as when you’re getting there and then start to look at everything. So my expectation would be that I will find more good things as we go through the planning phase and as we have more calls in the future, we’ll provide additional updates on what we have been able to find.

Harsh Kumar:

Yeah. Appreciate it, guys. Thank you.

Operator:

As a reminder, the star one on your telephone keypad, if you would to ask a question. Our next question is from Chris Roland with Susquehanna. Please proceed.

Chris Roland:

Hi there. Thanks for the question. I guess, in the end, how much accretion are we talking about at this point? What kind of financing in terms of an interest rate are you guys expecting? And then, Emeka, if you could break down that 40 mil again, I think I might have missed, it’s been a busy night between cogs R and D, SGNA, and GNA.

Emeka:

Yeah. I don’t think Chris, I’m not sure that I can answer all the questions we have at this point, because just I said before, we’re still very much in early days here, right? So, but what I can tell you with regards to the interest cost is I think I answered the question before that, I can’t really give you a number at this point because we still have to go out to syndication. So, but we’re pursuing different alternatives and that what I said is that I do expect that whatever we end up with is going to be very competitive. What was your other question? You had a question on debt. Was it a total?

Chris Roland:

You did debt accretion overall for you guys. And then also if you could break down that 40 million in synergies between cogs R and D, SGNA, and GNA,

Emeka:

Right. Okay. So got it. We do expect this transaction to be accredited immediately upon closing the deal, but in terms of quantifying the accretion, obviously you can... I’m sure you will understand when I say we have to figure out what the interest expense is going to be before we can start giving specific levels of accretion bill. We do expect this transaction to be very, very accreted to our earnings, especially as we get into the 12 month, the 24 month window here.

Emeka:

With regards to the synergies, the expectation right now is that probably about just a small portion of the synergies is going to come from the manufacturing site, maybe about 5%. And the rest of that is operating expenses. I don’t have a breakdown now in terms of GNA and the R and D, but most of the operating expense synergies that we’ve been able to identify very suddenly, as you would imagine, are more on the SGNA side. And that has to do with the public company reporting expenses, dual functions in the GNA arena, your finance teams, your human resources teams and things that. But so that’s all the breakdown that I can provide at point at this point, I don’t have the breakdown by R and D and SGNA stuff.

Chris Roland:

Okay. And then I was wondering, did you guys have confidence in supplying modules into, let’s say, a high volume win overall? Did you have confidence in third parties doing that, or did you feel that you needed to really get involved here to control quantities, to control quality, and do it yourself in order to support a high volume win, whether you guys have one or one might come? Did that have anything to do with this decision?

Mohan:

No, no Chris. I would say no. I think it’s more that customers were very clear to us that the multi radio approach works very well for most of them. In other words, they were using cellular for back haul and the network that’s available, but also the use of LoRa is very complementary. So that kind of theme has been there for a while. And we just felt paid on that together with the Cloud services, which we think is a huge opportunity. It is really what drove this acquisition, it’s all about simplification of the IoT deployment, and the enabling our customers to get there quickly, and to be able to provide the different levels of service offering, and to give flexibility on the modules and have some type of ability to bring cellular and LoRa together. So we think they’re very complimentary technologies and that’s the goal. And the vision now going forward is to try to find more and more use cases. And I think we will, that use both technologies.

Chris Roland:

Okay. And then lastly for me, sometimes people quantify revenue synergies, and that’s just basically an acceleration of the top line from a combination. And it sounds you think Cloud services are going to accelerate with this combo. Was wondering if maybe you could quantify that for us or speak about it more broadly. And then also, I know the helium network is moving from LoRa to their new mobile token, which is around cellular. Did that come into your thinking on this tie up as well?

Mohan:

So in regard to Helium, no, it didn’t really, I mean, we’re seeing that across the board, there’s many different use cases and that’s just another example again, where a lot of use cases, I think will need high bandwidth network in addition to the low power sensor networks. And then from a scale standpoint, I mean, we believe once we have gotten the two platforms together and worked out all of the details and really go out there aggressively in the market offering this to customers, that it’s going to become a very nice platform for IoT Cloud services across the board from geolocation to security, to device provisioning, to device management. And so we’re very bullish about that.

Emeka:

Yeah. And with regard to your question on the synergies for revenue, one of the things that has really been very encouraging, I think Mohan said this before, that this acquisition was a customer-driven acquisition. I know that we’ve already... early responses after the announcement, it’s already coming in from a lot of our customers saying very well done, that they really appreciate us doing this. So it is good to see that because it starts to provide further validation of the belief that we have that, especially when we look at the competencies that Sierra brings and combining that with the work that we have done on the Cloud services, we really do believe that there are a whole lot of opportunities for synergies at the top line, both in terms of Cloud and services, and also in terms of just hardware, being able to sell more lot of devices.

Chris Roland:

Got it. Thanks.

Operator:

And our next question is from Craig Ellis with B Riley Securities. Please proceed.

Craig:

Yeah, thanks for taking the question. I just wanted to follow up on the organization that you’ll be taking over Mohan, and how you’re looking at some of the key players to drive continued growth in that business, because what I’ve heard on this call is this acquisition is all about growth. So one, at what level will you be retaining people all the way to the top, or up to what level? And two, for those individuals that you and the board have determined to be key players on the square side, do you have employment contracts or other agreements to ensure that post close, they’re sticking around to help drive execution and synergies?

Mohan:

Yeah, we’re going through that process now, Craig. It’s a little bit early. We have to look at it structurally, strategically, and then really kind of assess the capabilities, but that’s going to be taking place, I think, over the next few months here. And I want to go out there and say “This is what we’re doing. And this is what we’re not doing.” We’re very open. We’ve done this before. This is obviously a slightly different business, so there’s areas where I think the synergies might come on the Semtech side, but I think operationally and functionally, we believe that Semtech has a really good tool set, very good automation. And we’ve invested a lot in those areas and we think that’s going to help the Sierra side. But as far as people goes, that’s still work we need to do.

Craig:

Yep. And then lastly Emeka, we, I take it with this transaction, should expect that the company would not be repurchasing shares or paying down further debt between here and close, or would you expect that you would continue with some of those activities?

Emeka:

No, we’ll definitely prioritize paying down the debt. I think that is the right thing to do. We may continue to just do a little bit of a reporters just to make sure that we are set the impact of our grants to our employees, right.

Craig:

Got it. Thanks guys. Good luck.

Operator:

We have reached the end of our question and answer session. I would to turn the conference back over to management for closing comments.

Mohan:

Thank you. To summarize, this is an all cash purchase valued at 1.2 billion dollars. It’s expected to approximately double Semtech’s annual revenue. And the consolidation of our companies enables the ultra low power benefits of LoRa and the complementary higher bandwidth capabilities of cellular to bring total IoT solutions together for a wide variety of markets and vertical applications. The transaction opens up a $10 billion IoT SAM for us, including high margin IoT Cloud services revenues. And together Semtech and Sierra Wireless deliver a comprehensive, industry-leading IoT platform for a more sustainable and smarter planet. I will thank you all for your attendance and I will hand the call back to the operator for close. Thank you.

Operator:

Thank you. This does conclude today’s conference. You may disconnect your lines at this time and thank you for your participation.

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